EXHIBIT 99.1

Peakstone Realty Trust Reports
Second Quarter 2025 Results

- Accelerating Shift to an Industrial REIT -
- Continued Growth in the Industrial Outdoor Storage (“IOS”) Subsector -
- Sold $216 Million of Office Properties Since the Start of 2025 -

El Segundo, Calif. (August 7, 2025) - Peakstone Realty Trust (the "Company") (NYSE: PKST), a real estate investment trust that is focused on owning and operating industrial assets, with a strategic emphasis on industrial outdoor storage, today announced its financial results for the quarter ended June 30, 2025.

“We continue to make strong progress in our transformation to an industrial REIT focused on IOS, with industrial assets now representing approximately 65% of the net book value of our real estate assets,” said Michael Escalante, CEO. “This momentum reflects disciplined execution across several core strategies — including IOS growth through acquisitions and leasing, the full monetization of our office portfolio, and continued leverage reduction. During and subsequent to quarter end, we translated these strategies into tangible results: we expanded our IOS footprint with two acquisitions, fully leased an IOS redevelopment property, completed $182 million in office sales, and improved our leverage to 6.6x, down from 7.0x at the end of the first quarter. Based on our experience and consistent execution of office dispositions over the past three years, we expect the pace of sales to accelerate. The Board of Trustees has set the dividend to a level that aligns with the anticipated cash flow profile of our industrial segment, establishing a foundation as we continue to scale IOS. We are confident in our ability to execute on our business plan and remain focused on generating long-term value for shareholders.”

Financial Highlights
•Revenue of approximately $54.0 million.
•Net loss of approximately $(286.8) million; net loss attributable to common shareholders of approximately $(265.3) million, or $(7.22) per basic and diluted share. Net loss for the quarter was driven primarily by a $286.1 million non-cash impairment, largely attributable to 18 office properties. The impairment was a result of shortened anticipated hold periods and the estimated selling prices of these properties.
•Core Funds from Operations (“Core FFO”) of $0.60 per basic and diluted share/unit.
•Adjusted Funds from Operations (“AFFO”) of $0.61 per basic and diluted share/unit.
•6.3% increase in Same Store Cash Net Operating Income (“Same Store Cash NOI”) to approximately $35.6 million compared to the same quarter last year.

Portfolio
As of June 30, 2025, the Company’s portfolio was comprised of 94 properties, consisting of 89 operating properties and five redevelopment properties (those designated for redevelopment or repositioning) reported in two segments – Industrial and Office.

PORTFOLIO OVERVIEW
	Number of Properties	Occupancy Percentage (based on rentable square feet)	Occupancy Percentage (based on usable acres)	WALT (in years)	ABR ($ in thousands)	Percentage of ABR
Industrial	70	100.0%	99.6%	5.1	$74,898	44.6%
Operating	65	—	—	5.1	$74,898	44.6%
IOS	46	—	99.6%	4.4	$24,453	14.6%
Traditional Industrial	19	100.0%	—	5.5	$50,445	30.0%
Redevelopment	5	—	—	—	—	—%
Office	24	98.6%	—	6.3	$93,098	55.4%
Operating	24	98.6%	—	6.3	$93,098	55.4%
Portfolio Total / Weighted-Average	94	99.5%	99.6%	5.8	$167,996	100.0%

Acquisition Activity
Industrial Segment:
•Subsequent to quarter-end, the Company acquired the following two IOS properties for $52.4 million:
◦A 27.0 usable acre IOS property located in Smyrna, GA for approximately $42.0 million. The property was 100% leased at closing to two tenants, with a 5.0 year WALT and 3.8% average annual rent escalations.
◦A 9.2 usable acre IOS property located in Port Charlotte, FL for approximately $10.4 million. The property was 100% leased at closing to three tenants, with a 6.8-year WALT and 3% average annual rent escalations.

Leasing Activity
Industrial Segment:
•Subsequent to quarter-end, the Company executed a new, 2.5-year, full-site lease for 7.5 usable acres at an IOS redevelopment property in Savannah, GA. This lease, which includes 4% annual rent escalations, was executed and commenced subsequent to quarter-end.

Disposition Activity
Office Segment:
•During the quarter, the Company sold seven properties totaling 836,500 square feet for approximately $158 million.
•Subsequent to quarter-end, the Company sold two properties totaling 178,700 square feet for approximately $24 million.

Financial Results for the Second Quarter
Revenue
Total revenue was approximately $54.0 million compared to $56.0 million for the same quarter last year.

Net Loss Attributable to Common Shareholders
Net loss attributable to common shareholders was approximately $(265.3) million, or $(7.22) per basic and diluted share, compared to net loss attributable to common shareholders of approximately $(3.8) million, or $(0.11) per basic and diluted share, for the same quarter last year.

Core FFO and AFFO
Core FFO was approximately $23.8 million, or $0.60 per basic and diluted share/unit, compared to $25.6 million, or $0.65 per basic and diluted share/unit, for the same quarter last year.

AFFO was approximately $24.3 million, or $0.61 per basic and diluted share/unit, compared to $27.6 million, or $0.70 per basic and diluted share/unit, for the same quarter last year.

Same Store Cash NOI
Same Store Cash NOI was approximately $35.6 million compared to $33.5 million for the same quarter last year, an increase of 6.3%.

Segment	Same Store Cash NOI (USD in Thousands)	% Change vs Q2 2024
Industrial	$12,549	9.3%
IOS	—	—
Traditional Industrial	$12,549	9.3%
Office	$23,079	4.7%
Total / Weighted-Average	$35,628	6.3%

Balance Sheet
Below is a table showing select balance sheet metrics.

Metric ($ in millions, unless otherwise noted)	Balance Sheet As of June 30, 2025
Total Debt	$1,260.3
Cash and Cash Equivalents	$264.4
Net Debt	$995.9
Available Revolver Capacity	$91.4
Total Liquidity	$355.8
Weighted Average Debt Maturity	3.0 years
Fixed Rate Debt, including Swaps (%)	88%
SOFR Interest Rate Swaps (Wtd. Avg. Rate)	$750mm through 7/1/25 at 1.97% [1]
Total Wtd. Avg. Effective Interest Rate (including Swaps)	4.38% [2]
Net Debt to Adjusted EBITDAre	6.4x
(1)The Company previously entered into forward-starting, floating to fixed interest rate swaps with a notional amount of $550.0 million. These swaps became effective July 1, 2025, and mature July 1, 2029 and have the effect of converting SOFR to a weighted average fixed rate of 3.58%.
(2)The Company's total weighted average effective interest rate (including swaps) was 5.47% after giving effect to new interest rate swaps as described in footnote (1).

Dividends
The Company paid a dividend for the second quarter in the amount of $0.225 per common share on July 17, 2025 to holders of record of the Company’s common shares on June 30, 2025.

The Board of Trustees approved a dividend for the quarter ended September 30, 2025 in the amount of $0.10 per common share that is payable on October 17, 2025 to holders of record of the Company’s common shares on September 30, 2025.

Second Quarter 2025 Earnings Webcast
The Company will host a webcast to present the second quarter 2025 results on Thursday, August 7, 2025 at 5:00 p.m. Eastern Time. To access the webcast, please visit https://investors.pkst.com/investors/events-and-presentations/events/event-details/2025/Second-Quarter-2025-Earnings-Call/default.aspx at least ten minutes prior to the scheduled start time to register and install any necessary software. A replay of the webcast will be available on the Company’s website shortly after the initial presentation. To access by phone, please use the following dial-in numbers. For domestic callers, please dial 1-877-407-9716; for international callers, please dial 1-201-493-6779.

About Peakstone Realty Trust
Peakstone Realty Trust (NYSE: PKST) is a real estate investment trust that is executing a strategic transition to an industrial REIT, targeting growth in the industrial outdoor storage (“IOS”) sector. As part of this strategy, PKST is actively reshaping its portfolio by divesting its office assets and growing its IOS platform, positioning the company to drive long-term value creation.

Additional information is available at www.pkst.com.

Investor Relations:
ir@pkst.com

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; political uncertainty in the U.S.; the impact of tariffs and global trade disruptions on us and our tenants; market volatility; inflation; any potential recession or threat of recession; interest rates; disruption in the debt and banking markets; concentration in asset type; tenant concentration, geographic concentration, and the financial condition of our tenants; whether we are able to monitor the credit quality of our tenants and/or their parent companies and guarantors; competition for tenants and competition with sellers of similar properties if we elect to dispose of our properties; our access to, and the availability of capital; whether we will be able to repay debt and comply with our obligations under our indebtedness; the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases or selling an applicable property, as leases expire; whether we will re-lease available space above or at current market rental rates; future financial and operating results; our ability to manage cash flows; our ability to manage expenses, including as a result of tenant failure to maintain our net-leased properties; dilution resulting from equity issuances; expected sources of financing, including the ability to maintain the commitments under our revolving credit facility, and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; changes in zoning, occupancy and land use regulations and/or changes in their applicability to our properties; cybersecurity incidents or disruptions to our or our third party information technology systems; our ability to maintain our status as a real estate investment trust (a "REIT") within the meaning of Section 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and our Operating Partnership as a partnership for U.S. federal income tax purposes; our future capital expenditures, operating expenses, net income or loss, operating income, cash flow and developments and trends of the real estate industry; whether we will be successful in the pursuit of our business plans, objectives, expectations and intentions, including any acquisitions, investments, or dispositions, including our acquisition of industrial outdoor storage assets (“IOS”); our intention to sell all of our remaining office properties and the anticipated timing of, and the impact on our business (including our leverage) from, such divestment; our ability to meet budgeted or stabilized returns on our redevelopment projects within expected time frames, or at all; whether we will succeed in our investment objectives; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; and other factors, including those risks disclosed in “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this document.

We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this document, except as required by applicable law. We caution investors not to place undue reliance on any forward-looking statements, which are based only on information currently available to us.

Notice Regarding Non-GAAP Financial Measures: In addition to U.S. GAAP financial measures, this document contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix if the reconciliation is not presented on the page in which the measures are published.

PEAKSTONE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except units and share amounts)

	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$264,392	$146,514
Restricted cash	8,319	7,696
Real estate:
Land	392,592	450,217
Building and improvements	1,456,832	1,952,742
In-place lease intangible assets	270,355	380,599
Construction in progress	1,673	1,017
Total real estate	2,121,452	2,784,575
Less: accumulated depreciation and amortization	(415,188)	(520,527)
Total real estate, net	1,706,264	2,264,048
Assets held for sale, net	6,945	—
Above-market lease and other intangible assets, net	15,626	28,015
Deferred rent receivable	54,514	60,371
Deferred leasing costs, net	11,209	13,865
Goodwill	68,373	68,373
Right-of-use lease assets	32,161	32,967
Interest rate swap asset, at fair value	—	15,974
Other assets	22,767	38,409
Total assets	$2,190,570	$2,676,232
LIABILITIES AND EQUITY
Debt, net	$1,246,767	$1,344,619
Interest rate swap liability, at fair value	4,625	—
Distributions payable	8,560	8,477
Below-market lease and other intangible liabilities, net	42,222	46,976
Right-of-use lease liabilities	46,734	46,887
Accrued expenses and other liabilities	65,177	77,251
Liabilities held for sale	248	—
Total liabilities	$1,414,333	$1,524,210

Commitments and contingencies (Note 13)

Shareholders’ equity:
Common shares, $0.001 par value; 800,000,000 shares authorized; 36,789,879 and 36,733,327 shares outstanding in the aggregate as of June 30, 2025 and December 31, 2024, respectively	37	37
Additional paid-in capital	3,022,396	3,016,804
Cumulative distributions	(1,126,045)	(1,109,215)
Accumulated earnings	(1,152,961)	(838,279)
Accumulated other comprehensive (loss) income	(3,121)	15,874
Total shareholders’ equity	740,306	1,085,221
Noncontrolling interests	35,931	66,801
Total equity	776,237	1,152,022
Total liabilities and equity	$2,190,570	$2,676,232

PEAKSTONE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Rental income	$54,026	$55,952	$110,997	$115,179
Expenses:
Property operating expense	4,714	6,017	9,359	13,106
Property tax expense	3,920	4,513	8,047	9,023
General and administrative expenses	8,449	9,116	17,001	18,796
Corporate operating expenses to related parties	141	169	281	336
Real estate impairment provision	286,126	6,505	338,083	7,881
Depreciation and amortization	23,370	22,998	48,809	46,413
Total expenses	326,720	49,318	421,580	95,555
(Loss) income before other income (expenses)	(272,694)	6,634	(310,583)	19,624
Other income (expenses):
Interest expense	(15,135)	(15,845)	(31,112)	(31,994)
Other income, net	2,335	5,167	3,469	9,213
(Loss) gain from disposition of assets	(1,066)	(57)	(1,545)	9,120
Goodwill impairment provision	—	—	—	(4,594)
Transaction expenses	(200)	—	(391)	—
Net (loss) income	(286,760)	(4,101)	(340,162)	1,369
Net loss (income) attributable to noncontrolling interests	21,460	333	25,479	(112)
Net (loss) income attributable to common shareholders	$(265,300)	$(3,768)	$(314,683)	$1,257

Basis and diluted earnings per common share:
Net (loss) income attributable to common shareholders per share, basic and diluted	$(7.22)	$(0.11)	$(8.57)	$0.03
Weighted-average number of common shares outstanding - Basic and Diluted	36,748,176	36,349,950	36,737,067	36,329,485

PEAKSTONE REALTY TRUST
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands except share and per share amounts)

We use Funds from Operations (“FFO”), Core Funds from Operation (“Core FFO”) and Adjusted Funds from Operations (“AFFO”) as supplemental financial measures of our performance. These measures are used by management as supplemental financial measures of operating performance. We do not use these measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

The summary below describes the way we use of these measures, provides information regarding why we believe these measures are meaningful supplemental measures of performance and reconciles these measures from net income or loss, the most directly comparable GAAP measures.

FFO

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined as net income or loss computed in accordance with GAAP, excluding gains (losses) from sales of depreciable real estate assets, impairment losses of depreciable real estate assets, real estate related depreciation and amortization and after adjustments for unconsolidated joint ventures. FFO is used to facilitate meaningful comparisons of operating performance between periods and among other REITs, primarily because it excludes the effect of real estate depreciation and amortization and net gains (losses) from real estate sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can help facilitate comparisons of operating performance between periods and among other REITs. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.

Core FFO

We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain items such as goodwill impairment, gain or loss from the extinguishment of debt, unrealized gains or losses on derivative instruments, transaction costs, lease termination fees, and other items not related to ongoing operating performance of our properties. We believe that Core FFO is a useful supplemental measure in addition to FFO because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. As with FFO, our reported Core FFO may not be comparable to Core FFO as defined by other REITs.

AFFO

AFFO is presented in addition to Core FFO. AFFO further adjusts Core FFO for certain other non-cash items, including straight-line rent adjustment, amortization of share-based compensation, deferred rent, amortization of in-place lease valuation and other non-cash transactions. We believe AFFO provides a useful supplemental measure of our operating performance and is useful in comparing our operating performance with other REITs that may not be involved in similar transactions or activities resulting in the aforementioned adjustments. As with Core FFO, our reported AFFO may not be comparable to AFFO as defined by other REITs.

Our calculation of FFO, Core FFO, and AFFO is presented in the following table for the three and six months ended June 30, 2025 and 2024 (dollars in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (loss) income	$(286,760)	$(4,101)	$(340,162)	$1,369
Adjustments:
Depreciation of building and improvements	15,718	15,424	32,865	30,988
Amortization of leasing costs and intangibles	7,748	7,671	16,136	15,618
Impairment provision, real estate	286,126	6,505	338,083	7,881
Net loss (gain) from disposition of assets	1,066	57	1,545	(9,120)
FFO	23,898	25,556	48,467	46,736
FFO attributable to common shareholders and limited partners (1)	$23,898	$25,556	$48,467	$46,736

Reconciliation:
FFO attributable to common shareholders and limited partners (1)	$23,898	$25,556	$48,467	$46,736
Adjustments:
Impairment provision, goodwill	—	—	—	4,594
Unrealized gain on investments	(73)	(47)	(50)	(236)
Employee separation expense	—	59	32	59
Transaction expenses	200	—	391	—
Lease termination adjustments	83	—	(292)	—
Other activities adjustment	(276)	69	(98)	69
Core FFO attributable to common shareholders and noncontrolling interests	$23,832	$25,637	$48,450	$51,222

Adjustments:
Straight-line rent adjustment	(968)	(1,819)	(2,118)	(2,645)
Amortization of share-based compensation	1,737	2,379	3,189	3,811
Deferred rent - ground lease	423	399	846	815
Amortization of above/(below) market rent, net	(2,108)	(372)	(3,969)	(631)
Amortization of debt premium/(discount), net	(146)	20	(290)	127
Amortization of ground leasehold interests	(97)	(97)	(192)	(194)
Amortization of below tax benefits	372	372	741	744
Amortization of deferred financing costs	1,226	1,044	2,438	2,094
AFFO available to common shareholders and limited partners	$24,271	$27,563	$49,095	$55,343

FFO per share/unit, basic and diluted	$0.60	$0.65	$1.22	$1.18
Core FFO per share/unit, basic and diluted	$0.60	$0.65	$1.22	$1.30
AFFO per share/unit, basic and diluted	$0.61	$0.70	$1.24	$1.40

Weighted-average common shares outstanding - basic and diluted shares	36,748,176	36,349,950	36,737,067	36,329,485
Weighted-average OP Units outstanding (1)	2,972,545	3,215,665	2,981,006	3,217,246
Weighted-average common shares and OP Units outstanding - basic and diluted FFO/AFFO	39,720,721	39,565,615	39,718,073	39,546,731
(1)Represents weighted-average outstanding OP Units that are owned by unitholders other than Peakstone Realty Trust. Represents the noncontrolling interest in the Operating Partnership.

PEAKSTONE REALTY TRUST
Net Operating Income, including Cash and Same Store Cash NOI
(Unaudited; in thousands)

Net operating income (“NOI”) is a non-GAAP financial measure calculated as net income or loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, impairment of goodwill, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, investment income or loss, termination income and equity in earnings of any unconsolidated real estate joint ventures. NOI on a cash basis (“Cash NOI”) is NOI adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease intangibles adjustments required by GAAP. Cash NOI for our Same Store portfolio (“Same Store Cash NOI”) is Cash NOI for properties held for the entirety of all periods presented, with an adjustment for lease termination fees to provide a better measure of actual cash basis rental growth for our Same Store portfolio. We believe that NOI, Cash NOI and Same-Store Cash NOI are helpful to investors as additional measures of operating performance because we believe they help both investors and management to understand the core operations of our properties excluding corporate and financing-related costs and non-cash depreciation and amortization. NOI, Cash NOI and Same Store Cash NOI are unlevered operating performance metrics of our properties and allow for a useful comparison of the operating performance of individual assets or groups of assets. These measures thereby provide an operating perspective not immediately apparent from GAAP income from operations or net income (loss). In addition, NOI, Cash NOI and Same Store Cash NOI are considered by many in the real estate industry to be useful starting points for determining the value of a real estate asset or group of assets. Because NOI, Cash NOI and Same Store Cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI, Cash NOI and Same Store Cash NOI as measures of our performance is limited. Therefore, NOI, Cash NOI and Same Store Cash NOI should not be considered as alternatives to net income or loss, as computed in accordance with GAAP. NOI, Cash NOI and Same Store Cash NOI may not be comparable to similarly titled measures of other companies.

Our calculation of each of NOI, Cash NOI and Same Store Cash NOI is presented in the following table for the three and six months ended June 30, 2025 and 2024 (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of Net (Loss) Income to Total NOI
Net (loss) income	$(286,760)	$(4,101)	$(340,162)	$1,369
General and administrative expenses	8,449	9,116	17,001	18,796
Corporate operating expenses to related parties	141	169	281	336
Real estate impairment provision	286,126	6,505	338,083	7,881
Depreciation and amortization	23,370	22,998	48,809	46,413
Interest expense	15,135	15,845	31,112	31,994
Other (income) expense, net	(2,335)	(5,167)	(3,469)	(9,213)
Loss (gain) from disposition of assets	1,066	57	1,545	(9,120)
Goodwill impairment provision	—	—	—	4,594
Transaction expenses	200	—	391	—
Total NOI	$45,392	$45,422	$93,591	$93,050

Cash NOI Adjustments
Industrial Segment:
Industrial NOI	$21,073	$12,854	$41,887	$25,369
Straight-line rent	(930)	(1,277)	(1,882)	(1,881)
Amortization of acquired lease intangibles	(1,955)	(96)	(3,669)	(191)
Deferred termination income	83	—	360	—
Industrial Cash NOI	18,271	11,481	36,696	23,297

Office Segment:
Office NOI	24,319	27,328	51,704	54,843
Straight-line rent	(36)	(716)	(236)	(1,405)
Amortization of acquired lease intangibles	(153)	(130)	(300)	(256)
Deferred termination income	—	—	(652)	—
Deferred ground/Office lease	423	425	846	859
Other intangible amortization	372	372	740	745
Office Cash NOI	24,925	27,279	52,102	54,786

Other Segment:
Other NOI	—	5,240	—	12,838
Straight-line rent	—	174	—	641
Amortization of acquired lease intangibles	—	(146)	—	(184)
Deferred ground/Office lease	—	(26)	—	(45)
Other Cash NOI	—	5,242	—	13,250
Total Cash NOI	$43,196	$44,002	$88,798	$91,333

Same Store Cash NOI Adjustments
Industrial Cash NOI	$18,271	$11,481	$36,696	$23,297
Cash NOI for recently acquired properties	(5,722)	—	(11,648)	—
Industrial Same Store Cash NOI	12,549	11,481	25,048	23,297

Office Cash NOI	24,925	27,279	52,102	54,786
Cash NOI for recently disposed	(1,846)	(5,238)	(6,300)	(10,863)
Office Same Store Cash NOI	23,079	22,041	45,802	43,923

Other Cash NOI	—	5,242	—	13,250
Cash NOI for recently disposed	—	(5,242)	—	(13,250)
Other Same Store Cash NOI	—	—	—	—
Total Same Store Cash NOI	$35,628	$33,522	$70,850	$67,220

PEAKSTONE REALTY TRUST
EBITDA, EBITDAre, and Adjusted EBITDAre
(Unaudited; in thousands)

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use EBITDA, EBITDAre and Adjusted EBITDAre , collectively, to help us evaluate our business. We use such non-GAAP financial measures to make strategic decisions, establish business plans and forecasts, identify trends affecting our business, and evaluate our operating performance. We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they allow for greater transparency into what measures we use in operating our business and measuring our performance and enable comparison of financial trends and results between periods where items may vary independent of business performance. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP.
We believe excluding items that neither relate to the ordinary course of business nor reflect our underlying business performance or that other companies, including companies in our industry, frequently exclude from similar non-GAAP measures enables us and our investors to compare our underlying business performance from period to period. Accordingly, we believe these adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends. In addition, we also believe these adjustments enhance comparability of our financial performance and are similar measures that are widely used by analysts and investors as a means of evaluating a company’s performance.
There are a number of limitations related to our non-GAAP measures. Some of these limitations are that these measures, to the extent applicable, exclude: (i) historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures; (ii) depreciation and amortization, a non-cash expense, where the assets being depreciated and amortized may have to be replaced in the future and these measures do not reflect cash capital expenditure requirements for such replacements; (iii) interest expense, net, or the cash requirements necessary to service interest or principal payments on our indebtedness, which reduces cash available to us; (iv) share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; (v) provision for income taxes, which may represent a reduction in cash available to us; and (vi) certain other items that we believe are not indicative of the performance of our portfolio. In addition, other companies, including companies in our industry, may calculate these non-GAAP measures or similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our disclosure of non-GAAP measures as a tool for comparison.
Because of these and other limitations, you should consider these non-GAAP measures along with other financial performance measures, including our financial results prepared in accordance with GAAP.
EBITDA
EBITDA is defined as earnings before interest, tax, depreciation and amortization.
EBITDAre
EBITDAre is defined by The National Association of Real Estate Investment Trusts (“NAREIT”) as follows: (a) GAAP net income or loss, plus (b) interest expense, plus (c) income tax expense, plus (d) depreciation and amortization plus/minus (e) losses and gains on the disposition of depreciated property, including losses/gains on change of control, plus (f) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, plus (g) adjustments to reflect the entity’s share of EBITDAre of consolidated affiliates.

Adjusted EBITDAre
Adjusted EBITDAre is defined as EBITDAre modified to exclude items such as acquisition-related expenses, employee separation expenses, stock-based compensation expenses, and other items that we believe are not indicative of the performance of our portfolio. We also include an adjustment to reflect a full period of net operating income on the operating properties we acquire during the quarter and to remove net operating income on properties we dispose of during the quarter (in each case, as if such acquisition or disposition, as applicable, had occurred on the first day of the quarter). The adjustment for acquisitions is based on our estimate of the net operating income we would have received from such property if it had been owned for the full quarter; however, the net operating income we actually receive from such properties in future quarters may differ based on our experience operating such properties subsequent to closing of the acquisitions. We may also exclude the annualizing of other large transaction items such as termination income recognized during the quarter.
Our reconciliation of Net loss to Adjusted EBITDAre is presented in the following table for the three months ended June 30, 2025 (dollars in thousands):

Three Months Ended June 30,
2025
Reconciliation of Net loss to Adjusted EBITDAre
Net loss	$(286,760)
Interest expense	15,135
Depreciation and amortization	23,370
EBITDA	$(248,255)
Net loss from disposition of assets	1,066
Impairment provision, real estate	286,126
EBITDAre	$38,937
Adjustment for dispositions	(1,882)
Share-based compensation expense	1,737
Lease termination adjustment	83
Transaction expenses	200
Adjustment to exclude other activities	(276)
Adjusted EBITDAre	$38,799

PEAKSTONE REALTY TRUST
Appendix
Annualized Base Rent, Net Debt, Occupancy, and WALT Definitions

“Annualized Base Rent” or “ABR” is calculated as the monthly contractual base rent for leases that have commenced as of the end of the quarter, excluding rent abatements, multiplied by 12 months and deducting base year operating expenses for gross and modified leases, unless otherwise specified. For leases in effect at the end of any quarter that provide for rent abatement during the last month of that quarter, the Company used the monthly contractual base rent payable following expiration of the abatement period.
“Net Debt” is total debt (excluding deferred financing costs and debt premiums/discounts) less cash and cash equivalents (excluding restricted cash).

“Occupancy" is the leased square footage or usable acres, as applicable, under leases that have commenced as of the end of the quarter. "Occupancy Percentage" is total applicable Occupancy divided by the total applicable leasable square footage or usable acres.

“WALT” is the weighted average lease term in years (excluding unexercised renewal options and early termination rights) based on Annualized Base Rent.